UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2009
NUVASIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Idenitifcaiton Number)
7475 Lusk Boulevard, San Diego, California 92121
(Address of principal executive offices, with zip code)
(858) 909-1800
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Certain Officers
On October 19, 2009, NuVasive, Inc. (the “Company”) appointed Michael Lambert to the position of Chief Financial Officer and Executive Vice President effective November 9, 2009.
Mr. Lambert is currently 47 years of age. From October 2007 until May 2009, Mr. Lambert held the position of Executive Vice President and Chief Financial Officer at Advanced Medical Optics, Inc. (AMO), which was a publicly traded company until its acquisition in 2009 by Abbott Laboratories. AMO was a global leader in making medical devices for the eye. Prior to that, Mr. Lambert held the position of Senior Vice President and Chief Financial Officer during his three years with Quest Software, Inc., a publicly traded company specializing in systems management products. Mr. Lambert’s prior work experience includes the following: Executive Vice President, Finance and Chief Financial Officer at Quantum Corporation, a publicly traded company focused on data storage, recovery and archiving; Senior Vice President and Chief Financial Officer at NerveWire Inc., a privately held B2B internet services firm; and various positions at Lucent Technologies, International Business Machines (IBM), Marakon Associates and Data General Corporation. Mr. Lambert received a B.S. in Business Administration from Stonehill College and an M.B.A. from Harvard Graduate School of Business Administration.
Mr. Lambert’s initial annual base salary is $450,000 and he will receive a grant of 20,000 options upon his start date and 50,000 restricted stock units representing the Company’s stock in January 2010. All equity awards will be issued under the Company’s Equity Incentive Plan and will vest over a four year period, with 25% of the options vesting upon the one-year anniversary of Mr. Lambert’s start date and the remainder of the options in 1/36th increments per month over the following 3 years and the restricted stock units vesting at a rate of 25% per year. Beginning in 2010, Mr. Lambert will be eligible for a performance bonus of up to 100% of his annual base salary under the Executive Management Bonus Plan. Additionally, upon his arrival, Mr. Lambert and the Company will enter into the Company’s form indemnification agreement for directors and officers, which has been previously filed with the Securities and Exchange Commission. The Company will also provide full reimbursement of any relocation expenses incurred by Mr. Lambert in relocating to San Diego, along with $20,000.00 (gross) to cover temporary living arrangements.
There is no arrangement or understanding between Mr. Lambert and any other person pursuant to which Mr. Lambert was selected as an officer of the Company. Mr. Lambert does not have any direct or indirect material interest in any existing or proposed transaction to which the Company is or may become a party.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.
Date: October 22, 2009	By:	/s/ Alexis V. Lukianov
Alexis V. Lukianov
Chairman and Chief Executive Officer